Exhibit 99.1

GameStop Announces CFO Change

GRAPEVINE, Texas--(BUSINESS WIRE)--GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced the appointment of Diana Saadeh-Jajeh as Chief Financial Officer, effective immediately. Ms. Saadeh-Jajeh previously held the role on an interim basis in 2021 and most recently served as the Company’s Chief Accounting Officer. The appointment coincides with the Company’s termination of the employment of Michael Recupero.
Additional information can be found in the Form 8-K filed today with the Securities and Exchange Commission.

Contacts

GameStop Corp. Investor Relations
(817) 424-2001
ir@gamestop.com